EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

        In connection with the Annual Report of Emerge Energy Services LP (the "Partnership") on Form 10-K for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Rick Shearer, President and Chief Executive Officer of Emerge Energy Services GP LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), that:

  (1)
  the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: March 24, 2014

By:	/s/ Rick Shearer Rick Shearer President and Chief Executive Officer of Emerge Energy Services GP LLC (the general partner of Emerge Energy Services LP)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate document. A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.